As filed with the Securities and Exchange Commission on August 22, 1997
                           Registration No. 333-25301


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 POST EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                           CPS AUTO RECEIVABLES TRUSTS
                           (Issuer of the Securities)

                        CONSUMER PORTFOLIO SERVICES, INC.
                   (Originator of the Trust described herein)
             (Exact name of registrant as specified in its charter)


             California                                 33-0459135
   (State or Other Jurisdiction of                     (IRS Employer
   Incorporation or Organization)                 Identification Number)


                                      2 Ada
                            Irvine, California 92618
                                 (714) 753-6800
                        (Address, including zip code, and
                     telephone number, including area code,
                       of registrant's principal executive
                                    offices)

                             Charles E. Bradley, Jr.
                        Consumer Portfolio Services, Inc.
                                      2 Ada
                            Irvine, California 92618
                                 (714) 753-6800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:


                             Laura A. DeFelice, Esq.
                              MAYER, BROWN & PLATT
                                  1675 Broadway
                            New York, New York 10019
                                 (212) 506-2500


                       Approximate date of commencement of
                          proposed sale to the public:


         From time to time on or after the effective date of this registration statement, as determined by market conditions.


         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

 Title of securities to    Amount to be          Proposed maximum               Proposed maximum            Amount of
    be registered           registered    offering price per certificate*    aggregate offering price*   registration fee

Asset Backed Notes,
Class A                   $750,000,000                  100%                        $750,000,000            $227,272.73**


         *        Estimated   solely  for  the   purpose  of   calculating   the
                  registration fee.
         **       $227,272.73  of which  has been  previously  paid as  follows:
                  $344.83 was paid on April 16,  1997,  $222,770.41  was paid on
                  July 11, 1997 and $4,199.29 was paid as described in the following sentence. The amount of securities being carried forward from Registration Statement No. 333-26355 pursuant to Rule 429 is $13,857,654.82, and the Registrant previously paid a filing fee with respect to such securities of $4,199.29 (calculated at the rate of 1/33 of 1% of the amount of securities being registered, the rate in effect at the time such Registration Statement was filed).

                                INTRODUCTORY NOTE


         This Post-Effective Amendment No. 1 is being filed to incorporate the trustee's Statement of Eligibility into the Registration Statement as Exhibit 25 thereto.

                                     PART II

Item 14.  Other Expenses of Issuance and Distribution

Registration Fee................................................$    227,272,73
Printing and Engraving................................................40,000.00
Legal Fees and Expenses..............................................150,000.00
Accountants' Fees and Expenses........................................20,000.00
Rating Agency Fees....................................................50,000.00
Miscellaneous Fees..................................................  10,000.00
Total...............................................................$497,272.73

Item 15.  Indemnification of Directors and Officers

         Indemnification. Under the laws which govern the organization of the registrant, the registrant has the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such person's status as an agent of Consumer Portfolio Services, Inc., if that person acted in good faith and in a manner reasonably believed to be in the best interests of Consumer Portfolio Services, Inc. and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful.

         Article IV of the Articles of Incorporation and Section 2 of Article VI of the Amended and Restated By-Laws of Consumer Portfolio Services, Inc. provides that all officers and directors of the corporation shall be indemnified by the corporation from and against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such person's status as an agent of Consumer Portfolio Services, Inc., if that person acted in good faith and in a manner reasonably believed to be in the best interests of Consumer Portfolio Services, Inc. and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful.

         The form of the Underwriting Agreement, to be filed as an exhibit to this Registration Statement, will provide that Consumer Portfolio Services, Inc. will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under
the  common  law,  which  arise  out  of  or  are  based  on  certain   material
misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreement will provide that the underwriter(s) will similarly indemnify and reimburse Consumer Portfolio Services, Inc. with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

         Insurance. As permitted under the laws which govern the organization of the registrant, the registrant's Amended and Restated By-Laws permit the board of directors to purchase and maintain insurance on behalf of the registrant's agents, including its officers and directors, against any liability asserted against them in such capacity or arising out of such agents' status as such, whether or not the registrant would have the power to indemnify them against such liability under applicable law.

Item 16.  Exhibits and Financial Statements

         (a) Exhibits

1.1      --       Form of Underwriting Agreement.*

4.1      --       Form of Trust Agreement,  and certain other related agreements as Exhibits thereto.*

4.2      --       Form of  Indenture,  and certain  other  related  agreement as
                  Exhibits thereto.*

5.1      --       Opinion of Mayer, Brown & Platt with respect to legality.*

8.1      --       Opinion of Mayer, Brown & Platt with respect to tax matters.*

8.2      --       Opinion of Mayer,  Brown & Platt with  respect to tax  matters regarding CPS Receivables Trust 1997-3.*

10.1     --       Form  of Sale  and  Servicing  Agreement,  and  certain  other related agreements as Exhibits thereto.*

10.2     --       Form of Purchase Agreement.*

10.3     --       Form of Samco Purchase Agreement.*

23.1     --       Consent  of Mayer,  Brown & Platt  (included  in its  opinions filed as Exhibit 5.1, Exhibit 8.1 and Exhibit 8.2).*

24.1     --       Powers of Attorney.*

25.1     --       Trustee's Statement of Eligibility

         (b) Financial Statements

         All   financial   statements,   schedules  and   historical   financial
information have been omitted as they are not applicable.


* Previously filed.

Item 17.   Undertakings


A.       Undertaking pursuant to Rule 415

         The undersigned registrant hereby undertakes as follows:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (2) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs (1) and (2) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Undertaking pursuant to Rule 415

         (a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Undertaking in respect of indemnification

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the capacities indicated.


                                      CONSUMER PORTFOLIO SERVICES, INC.,
                                        as sponsor and manager of the Trust
                                        (Registrant)



                                      By: /s/ Jeffrey P. Fritz
                                      Name: Jeffrey P. Fritz
                                      Title: Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to Registration Statement has been signed on August 22, 1997 by the following persons in the capacities indicated.

                           Signatures
                           Title


                                    *
                           -------------------------------
                           Charles E. Bradley, Sr.
                           Director



                            /s/ Charles E. Bradley, Jr.
                           Charles E. Bradley, Jr.
                           President and Director


                                    *
                           -------------------------------
                           William B. Roberts
                           Director


                                    *
                           -------------------------------
                           John G. Poole
                           Director


                                    *
                           -------------------------------
                           Thomas L. Chrystie
                           Director



                                    *
                           -------------------------------
                           Robert A. Simms
                           Director



                            /s/ Jeffrey P. Fritz
                           -------------------------------
                           Jeffrey P. Fritz
                           Chief Financial Officer and Secretary



                           *By: /s/ Jeffrey P. Fritz
                           -------------------------------
                           Jeffrey P. Fritz
                           as attorney-in-fact

                                  EXHIBIT INDEX


1.1      --       Form of Underwriting Agreement.*

4.1      --       Form of Trust Agreement,  and certain other related agreements as Exhibits thereto.*

4.2      --       Form of Indenture,  and certain  other  related  agreements as
                  Exhibits thereto.*

5.1      --       Opinion of Mayer, Brown & Platt with respect to legality.*

8.1      --       Opinion of Mayer, Brown & Platt with respect to tax matters.*

8.2      --       Opinion of Mayer,  Brown & Platt with  respect to tax  matters regarding CPS Receivables Trust 1997-3.*

10.1     --       Form  of Sale  and  Servicing  Agreement,  and  certain  other related agreements in Exhibits thereto.*

10.2     --       Form of Receivables Purchase Agreement.*

10.3     --       Form of Samco Purchase Agreement.*

23.1     --       Consent  of Mayer,  Brown & Platt  (included  in its  opinions filed as Exhibit 5.1, Exhibit 8.1 and Exhibit 8.2).*

24.1     --       Powers of Attorney.*

25.1     --       Trustee's Statement of Eligibility.




* Previously filed.



                                      II-6